Exhibit 99.B(d)(1)(b)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS II

and

VICTORY CAPITAL MANAGEMENT INC.

Dated: May 21, 2015

ETFs

Fund Name	Fee(1)	Last Approved	Must Be Approved By
VictoryShares US 500 Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares US EQ Income Enhanced Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares US Discovery Enhanced Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares Developed Enhanced Volatility Wtd ETF	0.40%	December 5, 2018	December 31, 2019
VictoryShares US Small Cap Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares International Volatility Wtd ETF	0.40%	December 5, 2018	December 31, 2019
VictoryShares Emerging Market Volatility Wtd ETF	0.45%	December 5, 2018	December 31, 2019
VictoryShares US Large Cap High Div Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares US Small Cap High Div Volatility Wtd ETF	0.30%	December 5, 2018	December 31, 2019
VictoryShares International High Div Volatility Wtd ETF	0.40%	December 5, 2018	December 31, 2019
VictoryShares Emerging Market High Div Volatility Wtd ETF	0.45%	December 5, 2018	December 31, 2019
VictoryShares Dividend Accelerator ETF	0.30%	February 22, 2018	December 31, 2019
VictoryShares Quality Growth ETF	0.30%	February 22, 2018	December 31, 2019
VictoryShares Quality Value ETF	0.30%	February 22, 2018	December 31, 2019
VictoryShares US Multi-Factor Minimum Volatility ETF	0.30%	February 22, 2018	December 31, 2019
VictoryShares Global Multi-Factor Minimum Volatility ETF	0.35%	February 22, 2018	December 31, 2019
VictoryShares International Multi-Factor Minimum Volatility ETF	0.40%	February 22, 2018	December 31, 2019
VictoryShares USAA Core Intermediate-Term Bond ETF	0.30%	February 27, 2019	[June 30, 2021]

A-1

VictoryShares USAA Core Short-Term Bond ETF	0.25%	February 27, 2019	[June 30, 2021]
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF	0.30%	February 27, 2019	[June 30, 2021]
VictoryShares USAA MSCI International Value Momentum ETF	0.25%	February 27, 2019	[June 30, 2021]
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF	0.15%	February 27, 2019	[June 30, 2021]
VictoryShares USAA MSCI USA Value Momentum ETF	0.15%	February 27, 2019	[June 30, 2021]

(1) Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

MUTUAL FUNDS

	Name of Fund	Fee(1)	Last Approved	Must Be Approved By
1.	Victory US 500 Enhanced Volatility Wtd Index Fund	0.70%	December 5, 2018	December 31, 2019
2.	Victory Market Neutral Income Fund	0.60%	December 5, 2018	December 31, 2019

(1) Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

Current as of February 27, 2019

VICTORY PORTFOLIOS II

By:
Name:	Christopher K. Dyer
Title:	President

Accepted:
VICTORY CAPITAL MANAGEMENT INC.

By:
Name:	Michael Policarpo II
Title:	Chief Operating Officer

A-2